As filed with the Securities and Exchange Commission on December 30, 2013

Registration No. 333-153154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GASCO ENERGY, INC.*

(Exact name of registrant as specified in its charter)

Nevada	98-0204105
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7979 E. Tufts Ave., Suite 1150

Denver, Colorado  80237

(303) 483-0044

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Langdon

President and Chief Executive Officer

7979 E. Tufts Ave., Suite 1150

Denver, Colorado  80237

(303) 483-0044

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Ray

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

320 South Boston Avenue, Suite 200

Tulsa, Oklahoma  74103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

*  Each of the following subsidiaries of Gasco Energy, Inc. is a co-registrant and is incorporated or organized in the indicated state and has the indicated I.R.S. Employer Identification Number.

Gasco Production Company**

(Exact name of registrant as specified in its charter)

Delaware	84-1461816
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Riverbend Gas Gathering, LLC

(Exact name of registrant as specified in its charter)

Nevada	43-2049794
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Myton Oilfield Rentals, LLC

(Exact name of registrant as specified in its charter)

Nevada	20-1202389
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

**San Joaquin Oil & Gas, Ltd., a Nevada corporation, was also listed as a co-registrant subsidiary in the original registration statement, but was dissolved on May 13, 2010 and is not joining into or signing this Post-Effective Amendment No. 1.

DEREGISTRATION OF SECURITIES

On August 22, 2008, Gasco Energy, Inc., a Nevada corporation, and its subsidiaries, Gasco Production Company, a Delaware corporation (“Gasco”),  San Joaquin Oil & Gas, Ltd., a Nevada corporation, which was dissolved on May 13, 2010 (“San Joaquin”), Riverbend Gas Gathering, LLC, a Nevada limited liability company (“Riverbend”), and Myton Oilfield Rentals, LLC, a Nevada limited liability company (“Myton”; and collectively with Gasco and Riverbend, the “Company”), filed a registration statement on Form S-3 (Registration No. 333-153154) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register shares of its common stock, $0.0001 par value per share, debt securities, preferred stock, warrants, purchase contracts, units and guarantees of debt securities (collectively, the “Securities”).  The Company now desires to deregister all of the Securities under the Registration Statement.

The Company intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold, the Company hereby amends the Form S-3 by deregistering all the Securities that are registered but unsold under the Registration Statement.

Because San Joaquin was dissolved, it is not joining into or signing this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Gasco Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 30, 2013.

GASCO ENERGY, INC.

By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 30, 2013.

Signature	Title

/s/ Richard S. Langdon	Director, President and Chief Executive Officer
Richard S. Langdon

/s/ L. Edward Parker	Director
L. Edward Parker

/s/ Wade Stubblefield	Director
Wade Stubblefield

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Gasco Production Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 30, 2013.

GASCO PRODUCTION COMPANY

By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities indicated on December 30, 2013.

Signature	Title

/s/ Richard S. Langdon	Director, President and Chief Executive Officer
Richard S. Langdon

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Riverbend Gas Gathering, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 30, 2013.

RIVERBEND GAS GATHERING, LLC

By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities indicated on December 30, 2013.

Signature	Title

/s/ Richard S. Langdon	Director, President and Chief Executive Officer
Richard S. Langdon

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Myton Oilfield Rentals, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 30, 2013.

MYTON OILFIELD RENTALS, LLC

By:	/s/ Richard S. Langdon
Richard S. Langdon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities indicated on December 30, 2013.

Signature	Title

/s/ Richard S. Langdon	Director, President and Chief Executive Officer
Richard S. Langdon